Exhibit 99.2

         NEWS                GOLDEN STATE BANCORP



         FOR INFORMATION CONTACT:
                             Ken Preston    (818) 409-4550
                             Jeff Misakian  (818) 500-2824


         FOR IMMEDIATE RELEASE

                GOLDEN STATE BANCORP TO ACQUIRE CENFED FINANCIAL CORP.
            --Acquisition to be accretive to earnings during first year--
          --Merger to create greater opportunities for small businesses and consumers--
         --Merger will accelerate achievement of GSB financial objectives and expand franchise--
         --Glendale Federal to become fourth largest servicer of SBA loans in California--


              GLENDALE, CA, August 18, 1997 - Golden State Bancorp Inc.

         (NYSE: GSB), parent company of Glendale Federal Bank, and

         CENFED Financial Corp. (NASDAQ:CENF), parent company of CenFed

         Bank, today announced the signing of a definitive agreement for

         Golden to acquire CENFED.

              Terms of the transaction call for a tax-free exchange of

         1.20 shares of Golden State common stock for each share of

         CENFED's outstanding common stock.  Based on Friday August 15,

         1997 closing market prices, this ratio represents a price of

         $34.43 per share of CENFED common stock.  At that price, the transaction has an initial value of $210 million, equal to 1.76 times CENFED's book value as of June 30, 1997.  The combined companies would have a pro forma fully diluted market

         capitalization as of August 15, 1997 of $2.2 billion.  In

         connection with the transaction, CENFED has granted Golden

         State an option to acquire up to 1.14 million shares of CENFED common stock.

              Stephen J. Trafton, chairman and chief executive officer

         of Golden State Bancorp, stated:  "This transaction will

         enhance Golden State shareholder value in several ways.  It is immediately accretive to earnings; accelerates the achievement of our financial objectives, including increasing our return on equity by more than 80 basis points; increases total deposits by 16 percent; makes Glendale Federal the fourth largest SBA servicer in the state; and provides both increased market share in, and an important strategic in-fill to, our Southern

         California branch system."

              On a pro forma basis as of June 30, 1997, Golden State

         would have consolidated assets of $18.5 billion, total deposits of $10.9 billion and 193 banking offices.  The transaction is expected to be neutral in regard to Golden State's tangible book value per share.

              The transaction, which will be accounted for as a pooling

         of interests, is expected to close in early 1998.  At that time, CenFed Bank will be merged with Glendale Federal Bank.

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              Trafton added, "The transaction will also benefit the

         communities served by CenFed Bank.  Glendale Federal will bring a highly effective, energized marketing focus and an expanded product line to the former CenFed Bank offices that includes single-family residential lending, consumer lending, and

         products and services for small- to medium-sized businesses.

         Several of these products and services have been designed to particularly benefit low- to moderate-income residents, such as our California Partners mortgage loan program, micro loans of between $2,000 and $10,000 for small businesses and the full array of small business products and services."

              The acquisition of CENFED will provide entry for Glendale

         Federal into several markets in which it does not presently operate, including Cypress, Chino Hills, Marina Del Rey and

         Placentia.  In addition, when the acquisition is completed,

         Glendale Federal will become one of the largest banks serving the City of Pasadena with five current branches and a new Old

         Town Pasadena branch to open next month.  These branches will have over $600 million in deposits.

              Trafton noted Glendale Federal will continue to operate in all markets served by CenFed Bank.  "Unlike California's major banks, we will not pack up and leave low-income areas or any other market served by CenFed Bank," Trafton said.  "While we expect to consolidate offices in close proximity to each other,

         we will do so with an eye toward building a stronger presence in the area and providing enhanced service to the customer,

         including expanded branch hours and an extensive ATM network."

              CENFED has a portfolio of approximately $125 million in

         Small Business Administration (SBA) loans.  When the

         acquisition is completed, Glendale Federal will become the state's fourth largest servicer of SBA loans.  Potential SBA loan recipients will benefit from the bank's anticipated

         statewide status as an SBA preferred lender.  The designation will allow the bank to approve SBA-guaranteed loan applications in all SBA districts in California, without prior SBA approval.

              D. Tad Lowrey, president and chief executive officer of

         CENFED, commented:  "We are excited about the opportunities for our customers presented by this acquisition.  We are equally proud of what we have achieved for our shareholders since our public offering in late 1991.  Shareholders who purchased

         shares in CENFED at that time will have experienced significant appreciation in the value of their shares.  In this tax-free exchange, CENFED's shareholders will receive shares in a

         statewide banking institution with strong, positive momentum and an excellent outlook."

              Following completion of the acquisition, Lowrey will join

         Golden State Bancorp's and Glendale Federal Bank's boards of directors.

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              In connection with the acquisition, CENFED's board of

         directors terminated the 5 percent stock repurchase program that was announced in January 1997.  CENFED had repurchased

         68,470 shares of its common stock as of the date of this

         announcement.

              Golden State Bancorp expects to record pre-tax charges of

         approximately $30 million in conjunction with the merger.

              Headquartered in Pasadena, California, CenFed Bank is a

         federal savings bank which operates 18 branch offices in Los

         Angeles, Orange, Riverside and San Bernardino counties in

         Southern California.

              Glendale Federal Bank is California's leading community

         bank, serving the business and consumer banking needs of

         Californians through 175 banking offices and 25 loan offices.

         Customers can reach the bank by calling 1-800-41FEDUP, or get information through its Internet site at http://

         www.glenfed.com.

                                       ###

         This news release contains estimates of future financial condition, and certain future earnings results, for Golden State Bancorp Inc. and CENFED Financial Corporation on a pro forma combined basis, as well as statements regarding the expected structure and Impact of the proposed Merger. These estimates and statements constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) expected cost savings from the Merger cannot be fully realized or realized within the expected time frame; (2) revenues following the Merger are lower than expected; (3) competitive pressures among depository institutions increase significantly; (4) costs or difficulties related to the integration of the business of Golden State and CENFED are greater than expected; (5) changes in the interest rate environment reduce interest margins, (6) general economic and credit conditions, either nationally or in the region in which the combined company will be doing business, are less favorable than expected; (7) legislative or regulatory changes adversely affect the business in which the combined company would be engaged; and (8) the outcome of Glendale Federal's "goodwill" litigation against the United States.


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
                   GOLDEN STATE BANCORP/CENFED FINANCIAL CORP.
                                MERGER HIGHLIGHTS
                               as of June 30, 1997
         (assets, deposits, equity, market capitalization in $ millions)


                                       GOLDEN
                                        STATE        CENFED    PRO FORMA
         ----------------------------------------------------------------------
         Total assets                  $16,218       $2,296    $18,497 (1)

         Total deposits                 $9,357       $1,544    $10,901

         Total equity                   $1,012         $119     $1,114 (1)

         Fully diluted tangible         $14.35                  $14.31 (1)
         book value per share

         ROE                             11.3% (2)               12.2% (1)(2)

         ROA                             0.73% (2)               0.76% (1)(2)

         Banking offices                   175           18        193

         Lending offices                    25            2         27

         Closing stock price as of
         8/15/97                        $28.69       $34.00

         Market capitalization as
         of 8/15/97                     $2,008         $208     $2,218











         -----------------------
              (1)  Net of $30 million of pre-tax merger-related charges
              (2) Based on annualized operating results for the quarter ended June 30, 1997





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              LIST OF CENFED BANK BRANCH LOCATIONS


         LOS ANGELES COUNTY
              City of Industry
              La Canada Flintridge
              Los Angeles
              Marina Del Rey
              Pasadena (4 offices)
              Santa Monica

         ORANGE COUNTY
              Anaheim
              Cypress
              Placentia

         RIVERSIDE COUNTY
              Hemet (2 offices)
              Riverside (2 offices)
              Sun City

         SAN BERNARDINO COUNTY
              Chino Hills























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